CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is entered into this 29th day of January, 1999, by and among PEN CABLING TECHNOLOGIES, LLC, an Ohio limited liability company (the "Company"), CTG, INC., an Ohio corporation (ACTG@) and PEN INTERCONNECT, INC., a Utah corporation ("Consultant").

                                    RECITALS

         The Company and Consultant entered into an Asset Purchase Agreement, dated January 29, 1999 ("Purchase Agreement"), whereby Consultant agreed to sell, and the Company agreed to purchase, all of the Acquired Assets (as that term is defined in the Purchase Agreement).

         The Company is a wholly-owned subsidiary of CTG.

         The Company desires to engage Consultant to render consultative and advisory services to the Company in respect of its business of designing and manufacturing internal and external custom cable and harness interconnections (the "Business").

         Consultant desires to accept such engagement upon the terms and conditions hereinafter set forth.

         In consideration of the Recitals set forth above and the mutual covenants set forth below, the parties hereby agree as follows:

         1. Consultancy. The Company agrees to retain Consultant as a consultant, and Consultant agrees to provide consulting services to the Company, for a period of sixty (60) months after the Closing Date (as defined in the Purchase Agreement). Consultant will provide the Company with the services of members of its management to act as consultants on matters pertaining to the Business. Consultant shall have the status of independent contractor. The manner and method of performing such obligations will be under the control and discretion of Consultant, the Company's sole interest being in the result of such services. Consultant agrees and understands that during the course of the consultancy, it shall not have the authority or power to enter into a contract or agreement on the Company's behalf.


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

         2. Consulting Payments. In consideration for the consulting services provided by Consultant, the Company agrees to pay Consultant consulting fees in an amount equal to two and one half percent (2.5%) of Net Receipts from the operation of the Business during the consultancy. "Net Receipts" are defined as the Invoice amount excluding freight, handling fees and related fees of (a) product manufactured in the Pen Technology, Salt Lake City facility for existing or new accounts, (b) product manufactured any where other than the Salt Lake City facility for existing accounts set forth on Exhibit 1.2 of the Purchase Agreement if such products are invoiced by the Company, and (c) sales made to existing accounts where the product is currently sourced from a third party. Consulting payments will be made quarterly beginning one hundred twenty (120) days after the Closing Date, and the final payment will be made one hundred twenty (120) days following the end of the sixtieth month after the Closing Date. In no event shall the aggregate amount of consulting payments under this Agreement be less than $150,000 or exceed $600,000. Notwithstanding the above, in the event that Consultant has not discharged (a) all of the liabilities set forth in Column A of Exhibit 7.13(n) within three business of days of the Closing Date and (b) 80% of the liabilities set forth in Column B of Exhibit
7.13(n) within sixty days of the Closing Date, the aggregate amount of consulting payments under this Agreement shall not exceed $450,000. In the event that Consultant has discharged all of the liabilities set forth in Column A of
Exhibit 7.13(n) within three business of days of the Closing Date and (b) 80% of the liabilities set forth in Column B of Exhibit 7.13(n) within sixty days of the Closing Date (including all amounts owed to CTG International), but has not discharged the remaining 20% of the liabilities set forth in Column B of Exhibit 7.13(n) within sixty days of the Closing Date, the aggregate amount of consulting payments under this Agreement shall not exceed $500,000.

         3. Offset Rights. In addition to all other remedies available to the Company for a breach of this Agreement, the Company shall have the right to offset the following against consulting payments to Consultant:

                  (a) the amount of any Closing Adjustment (as defined in the Purchase Agreement) payable by Consultant to the Company in accordance with
Section 5.2 of the Purchase Agreement to the extent that Consultant has not paid the Company such amount;

                  (b) the amount of any Receivables (as defined in the Purchase Agreement) that have not been collected within ninety (90) days after the Closing Date;

                  (c) the amount of any credits that must be issued by the Company to customers of the Business after the Closing Date which relate to the period prior to Closing (including those that the Company determines must be issued in order preserve goodwill with such customers);

                  (d) the amount of any payments that must be made by the Company to vendors of the Business excluding vendors included in Assumed Liabilities (as defined in the Purchase Agreement) provided Consultant was current in all payment and other obligations to such vendors as of the Closing
Date) after the Closing Date which relate to the period prior to Closing (including those that the Company determines must be issued in order to preserve goodwill with such vendors); and

                  (e) the cost of any material repair or replacement of equipment included in the Acquired Assets in the event of a breach by consultant of Section 7.10 of the Purchase Agreement unless such repair or replacement is necessitated by the use of such Acquired Assets by the Company after the Closing.


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

         4. Termination. This Agreement shall be terminated upon the happening of either of the following events:

                  (a)      by  reason  of   expiration   of  the  term  of  this
                           Agreement; or

                  (b) by either party, in the event of an overt or intentional breach by the other party of this Agreement or any other contractual relationship between the Company and Consultant.

         5. The Company's Files. All records contained in the Company's files shall be the property of the Company and Consultant shall not remove such records upon termination of this Agreement.

         6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

                  (a)      If to the Company to:

                           Pen Cabling Technologies, LLC
                           Attn: David Smith
                           1501 Webster Street
                           Dayton, OH  45404
                           FAX: (888) 467-1839
                           with a copy to:

                           Barbara L. Sager, Esq.
                           Coolidge, Wall, Womsley & Lombard
                           33 W. First Street, Suite 600
                           Dayton, Ohio  45402
                           FAX: (937) 223-6705

                  (b)      If to Consultant to:

                           Pen Interconnect, Inc.
                           Attn:  Stephen J. Fryer
                           1601 Alton Parkway
                           Irvine, CA  92606
                           FAX:  (949) 261-3199

                           with a copy to:

                           James W. Lucas, Esq.
                           Law Offices of Oscar Folger
                           Suite 2400
                           521 Fifth Avenue
                           New York, NY  10175
                           FAX:  (212) 697-7833

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.


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

         7. Headings. The section headings in this Agreement are inserted solely as a matter of convenience for reference, and shall not in any way affect the meaning or interpretation of any of the provisions of the Agreement.

         8. Assignment; Binding Effect. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, provided that the Company may assign its rights under this Agreement to an affiliated entity without the prior consent of Consultant, provided that such assignee also agrees to become a party to this Agreement with joint liability for the obligations of the Company hereunder. This Agreement shall be binding upon the parties hereto and their respective permitted successors, assigns and transferees. Consultant agrees not to sell substantially all of its assets or engage in a similar transaction with another entity after the Closing Date unless the acquiring entity agrees to be bound by the terms of this Agreement applicable to Consultant.

         9. Headings; Exhibits and Schedules. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

         10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         11. Integration of Agreement. Except as otherwise provided herein, this Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

         12. Time of Essence. Time is of the essence in this Agreement.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

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

         14. Partial Illegality or Unenforceability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.
         15.      Arbitration.

                  (a) Any controversy, dispute or claim arising out of or relating to this Agreement shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association, by which each party will be bound.

                  (b) If the parties have not agreed during their negotiations on a single arbitrator to whom the controversy, dispute or claim will be submitted, either party may select an arbitrator and send written notice to the other party of the selection. The party receiving such notice will have ten (10) days from the date such party receives such notice of such selection to select a second arbitrator and send notice of such to the party who selected the first arbitrator. Failure to select the second arbitrator and to send timely notice, as provided above, empowers the arbitrator first selected to resolve the controversy. If both arbitrators have been duly named, they will as soon as is reasonably practicable (but within thirty (30) days from the date the latter of the two arbitrators is named) name a third arbitrator, and the controversy shall be resolved by majority vote of the three arbitrators. The provisions of the Federal Rules of Civil Procedure and the Federal Rules of Evidence shall be applicable to any such arbitration.

                  (c) Any arbitration proceedings will be conducted in Dayton, Ohio unless the parties otherwise agree.

                  (d) The parties agree to be bound by the decision of the arbitrator and the decision thereof to be entered into any appropriate court or other jurisdiction. Unless otherwise provided in this Agreement, the prevailing party in the arbitration shall be promptly reimbursed for its reasonable costs and fees (including attorneys' fees) incurred in connection with the arbitration and shall not be responsible for the costs of arbitration.

         16. CTG Guaranty. CTG agrees to guaranty the performance by the Company of its obligation to make consulting payments to Consultant under Section 2 of this Agreement, provided, however that the amount guaranteed by CTG shall not exceed $150,000 in the aggregate.


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

         The parties have caused this Agreement to be executed effective as of the 29th day of January, 1999.

                                       COMPANY:

                                       PEN CABLING TECHNOLOGIES, LLC

                                       BY: CTG, INC., Sole Member


                                       By: /s/Michael R. Shane
                                       Michael R. Shane
                                       Chairman and Chief Executive Officer


                                       CTG:

                                       CTG, INC.,
                                       an Ohio corporation

                                       By /s/Michael R. Shane

                                       Its Chairman and Chief Exexcutive Officer

                                       CONSULTANT:

                                       PEN INTERCONNECT, INC.,
                                       a Utah corporation

                                       By /s/Stephen J. Fryer

                                       Its President and Chief Operating Officer